Exhibit 3.1

Articles of Amendment

Of

Facebank Group, Inc.

A Florida corpotation

Facebank Group, Inc. (the “Corporation”), a corporation organized and in good standing under the Florida Business Corporation Act (the “Act”) does hereby certify that pursuant to the provisions of Sections 607.0821, 607.0602 and 607.0603 of the Act, the Corporation states as follows:

1.	The name of the corporation is Facebank Group, Inc.

2.	The Company is authorized to issue 50,000,000 shares of preferred stock, par value $0.0001 per share (the “Preferred Stock”).

3.	There are currently 50,000,000 shares of Preferred Stock designated, as follows:

(i)	5,000,000 shares of Series A Preferred Stock (the “Series A Stock”), designated pursuant to a Certificate of Designation of Series A Preferred Stock of the Corporation as filed by the Corporation with the Secretary of State of the State of Florida on June 23, 2016 (the “Series A Designation”);

(ii)	1,000,000 shares of Series B Preferred Stock (the “Series B Stock”), designated pursuant to a Certificate of Designation of Series B Preferred Stock of the Corporation as filed by the Corporation with the Secretary of State of the State of Florida on June 23, 2016 (the “Series B Designation”);

(iii)	41,000,000 shares of Series C Preferred Stock (the “Series C Stock”), designated pursuant to a Certificate of Designation of Series C Preferred Stock of the Corporation as filed by the Corporation with the Secretary of State of the State of Florida on July 21, 2016, as amended by the Amended and Restated Certificate of Designation of the Series C Preferred Stock of the Corporation filed by the Corporation with the Secretary of State of the State of Florida on September 29, 2016, as amended by the Second Amended Certificate of Designation of the Series C Preferred Stock of the Corporation filed by the Corporation with the Secretary of State of the State of Florida on March 3, 2017, as amended by the Third Amended Certificate of Designation of the Series C Preferred Stock of the Corporation filed by the Corporation with the Secretary of State of the State of Florida on May 11, 201 (as so amended, the “Series C Designation”);

(iv)	1,000,000 shares of Series X Convertible Preferred Stock (the “Series X Stock”), designated pursuant to Articles of Amendment designating the Series X Stock of the Corporation as filed by the Corporation with the Secretary of State of the State of Florida on August 3, 2018 (the “Series X Designation”); and

(v)	2,000,000 shares of Series D Convertible Preferred Stock (the “Series D Stock”), designated pursuant to Articles of Amendment designating the Series D Stock of the Corporation as filed by the Corporation with the Secretary of State of the State of Florida on July 12, 2019 (the “Series D Designation”).

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4.	There are no shares of Series A Stock, Series B Stock, Series C Stock or Series X Stock issued or outstanding.

5.	Pursuant to a Unanimous Written Consent of the Board of Directors of the Corporation dated March 16, 2020, the Board of Directors duly adopted the resolutions set forth below, and shareholder action was not required:

WHEREAS, the Articles of Incorporation of the Corporation (as amended to date, the “Articles”) authorize the issuance by the Corporation of 400,000,000 shares of common stock, $0.0001 par value per share (the “Common Stock’’) and 50,000,000 shares of preferred stock, par value $0.0001 per share (the “Preferred Stock”), and, further, authorizes the Board of Directors of the Corporation, by resolution or resolutions, at any time and from time to time, to divide and establish any or all of the unissued shares of Preferred Stock not then allocated to any series into one or more series and, without limiting the generality of the foregoing, to fix and determine the designation of each such share, the number of shares which shall constitute such series and certain preferences, limitations and relative rights of the shares of each series so established;

WHEREAS, the Board has designated certain shares of the Preferred Stock as follows:

(i)	5,000,000 shares of Series A Preferred Stock (the “Series A Stock”), designated pursuant to a Certificate of Designation of Series A Preferred Stock of the Corporation as filed by the Corporation with the Secretary of State of the State of Florida on June 23, 2016 (the “Series A Designation”);

(ii)	1,000,000 shares of Series B Preferred Stock (the “Series B Stock”), designated pursuant to a Certificate of Designation of Series B Preferred Stock of the Corporation as filed by the Corporation with the Secretary of State of the State of Florida on June 23, 2016 (the “Series B Designation”);

(iii)	41,000,000 shares of Series C Preferred Stock (the “Series C Stock”), designated pursuant to a Certificate of Designation of Series C Preferred Stock of the Corporation as filed by the Corporation with the Secretary of State of the State of Florida on July 21, 2016, as amended by the Amended and Restated Certificate of Designation of the Series C Preferred Stock of the Corporation filed by the Corporation with the Secretary of State of the State of Florida on September 29, 2016, as amended by the Second Amended Certificate of Designation of the Series C Preferred Stock of the Corporation filed by the Corporation with the Secretary of State of the State of Florida on March 3, 2017, as amended by the Third Amended Certificate of Designation of the Series C Preferred Stock of the Corporation filed by the Corporation with the Secretary of State of the State of Florida on May 11, 201 (as so amended, the “Series C Designation”);

(iv)	1,000,000 shares of Series X Convertible Preferred Stock (the “Series X Stock”), designated pursuant to Articles of Amendment designating the Series X Stock of the Corporation as filed by the Corporation with the Secretary of State of the State of Florida on August 3, 2018 (the “Series X Designation”); and

(v)	2,000,000 shares of Series D Convertible Preferred Stock (the “Series D Stock”), designated pursuant to Articles of Amendment designating the Series D Stock of the Corporation as filed by the Corporation with the Secretary of State of the State of Florida on July 12, 2019 (the “Series D Designation”).

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WHEREAS, there are no shares of Series A Stock, Series B Stock, Series C Stock or Series X Stock issued or outstanding; and

WHEREAS, the Board of directors deems it in the best interests of the Corporation and the shareholders of the Corporation to withdraw and cancel the Series A Designation, the Series B Designation, the Series C Designation and the Series X Designation, and to return such shares of Preferred Stock to the authorized and undesignated shares of Preferred Stock of the Corporation;

NOW THEREFORE, BE IT RESOLVED, that pursuant to the authority granted to the Board of Directors in the Articles, the Series A Designation, the Series B Designation, the Series C Designation and the Series X Designation are each hereby terminated, cancelled and withdrawn, and the shares of Preferred Stock of the Corporation previously designated as the Series A Stock, Series B Stock, Series C Stock or Series X Stock shall henceforth have the status of authorized but unissued shares of Preferred Stock, without designation as to series or class until such stock is one more designated as part of a particular series or class by the Board of Directors of the Corporation;

6.	The Articles are hereby amended to terminate, cancel and withdraw each of the Series A Designation, the Series B Designation, the Series C Designation and the Series X Designation, and the shares of Preferred Stock of the Corporation previously designated as the Series A Stock, Series B Stock, Series C Stock or Series X Stock shall henceforth have the status of authorized but unissued shares of Preferred Stock, without designation as to series or class until such stock is one more designated as part of a particular series or class by the Board of Directors of the Corporation.

7.	The amendments herein were duly adopted by the Board of Directors of the Corporation on March 16, 2020 and shareholder action was not required.

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IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be executed in its name by the undersigned, thereunto duly authorized, this 16th day of March, 2020.

Facebank Group, Inc.

By:	/s/ John Textor
John Textor
Chief Executive Officer

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